Exhibit 99.1

FOR IMMEDIATE RELEASE
Editorial Contact Cyndi Babasa Walt & Company for Adaptec, Inc. (408) 369-7200 ext. 1062 cbabasa@walt.com	Investor Contact Nicole Noutsios nicole_noutsios@adaptec.com (510) 451-2952

Adaptec Reports Fourth Quarter and Annual Results for Fiscal 2009

MILPITAS, Calif. - May 7, 2009 - Adaptec, Inc. (NASDAQ: ADPT), today reported its results for the fourth quarter and fiscal year ended March 31, 2009.

Financial Highlights for Fourth Quarter of Fiscal 2009

  Total net revenues of $23.4 million
  GAAP gross margins of 44%; non-GAAP gross margins of 48%
  GAAP net loss per share of $(0.14), including a goodwill impairment charge of $16.9 million;
  non-GAAP net income per share of $0.01
  Positive operating cash flows of $4.6 million

Financial Highlights for Fiscal Year 2009

  Total net revenues of $114.8 million
  GAAP gross margins of 43%; non-GAAP gross margins of 46%
  GAAP net loss per share of $(0.09); non-GAAP net income per share of $0.08
  Positive operating cash flows of $13.7 million
  Ended the year with $376.6 million in combined cash, cash equivalents and marketable securities

Business Highlights for Fiscal Year 2009

  Launched award-winning Unified Serial products, including the Company's Series 1, 2 and 5. Adaptec now offers a complete low to high-end Unified Serial product line.
  Launched Intelligent Power Management, the industry's first and only RAID controller-based power management solution for SATA and SAS storage. Adaptec's Power Management initiative is the first of a set of planned green features focused on the data center.
  Acquired Aristos Logic Corporation, which provides the Company with OEM growth opportunities and a strategic technology base to build intelligence in the I/O path.
  Integrated the Company's RAID Storage Processor technology with IBM's BladeCenter S product, creating the industry's first fully redundant, shared blade storage systems.
  Received awards and recognitions including, storage industry channel excellence from ChannelWeb and Business Solutions and solid product reviews for the Company's Series 5 Unified Serial controller family from Tom's Hardware and Maximum PC.
  Streamlined the business with headcount reductions and continued cost control management.
  Divested the Snap Server business to Overland Storage, Inc., which allowed the Company to focus on the core business and move the Company closer to profitability.
  Extended the Company's contract manufacturing relationship with Sanmina-SCI for three additional years.
  Repurchased substantially all of the 3/4% Convertible Senior Subordinated Notes.
  Repurchased 1,033,400 shares of common stock under the Company's repurchase plan.

Financial Results

Net revenues for the Company's fourth quarter of fiscal 2009 were $23.4 million, compared with $35.6 million for the fourth quarter of fiscal 2008. Gross margins, computed on a generally accepted accounting principles (GAAP) basis, were 44% for the fourth quarter of fiscal 2009, compared with 46% for the fourth quarter of fiscal 2008. Non-GAAP gross margins for the fourth quarter of fiscal 2009 were 48%, compared with 47% for the fourth quarter of fiscal 2008.

The Company's GAAP loss from continuing operations, net of taxes, for the fourth quarter of fiscal 2009 was $(17.3) million, or $(0.14) per share, compared with an income from continuing operations, net of taxes, of $1.3 million, or $0.01 per share, for the fourth quarter of fiscal 2008. GAAP net loss for the fourth quarter of fiscal 2009 was $(17.2) million, or $(0.14) per share, compared with a net income of $0.5 million, or $0.00 per share, for the fourth quarter of fiscal 2008. GAAP loss from continuing operations, net of taxes, and net loss for the fourth quarter of fiscal 2009 included a goodwill impairment charge of $16.9 million, based on the Company's annual review of goodwill, primarily due to a continued decline in the market value of its common stock.

Non-GAAP income from continuing operations, net of taxes, for the fourth quarter of fiscal 2009 was $1.4 million, or $0.01 per share, compared with $6.6 million, or $0.05 per share, for the fourth quarter of fiscal 2008. Non-GAAP net income for the fourth quarter of fiscal 2009 was $1.4 million, or $0.01 per share, compared with $5.7 million, or $0.05 per share, for the fourth quarter of fiscal 2008.

Net revenues for the Company's fiscal year ended March 31, 2009 were $114.8 million, compared with $145.5 million for the fiscal year ended March 31, 2008. GAAP gross margins from continuing operations were 43% for the Company's fiscal year ended March 31, 2009, compared with 39% for the fiscal year ended March 31, 2008. Non-GAAP gross margins for the fiscal year ended March 31, 2009 were 46%, compared with 39% for the fiscal year ended March 31, 2008.

The Company's GAAP loss from continuing operations, net of taxes, for the fiscal year ended March 31, 2009 was $(14.0) million, or $(0.12) per share, compared with $(5.4) million, or $(0.05) per share, for the fiscal year ended March 31, 2008. GAAP net loss for the fiscal year ended March 31, 2009 was $(10.2) million, or $(0.09) per share, compared with $(9.6) million, or $(0.08) per share for the fiscal year ended March 31, 2008.

Non-GAAP income from continuing operations, net of taxes, for the fiscal year ended March 31, 2009 was $10.3 million, or $0.09 per share, compared with $5.6 million, or $0.05 per share, for the fiscal year ended March 31, 2008. Non-GAAP net income for the fiscal year ended March 31, 2009 was $9.6 million, or $0.08 per share, compared with $2.1 million, or $0.02 per share for the fiscal year ended March 31, 2008.

"Like most companies, Adaptec has been impacted by the macroeconomic climate. Despite these challenges, we have continued to execute on a number of fronts, including the development of our integrated product roadmap and our continued expense controls. As we head into fiscal 2010, we are focused on enabling our OEM and channel partners to deploy storage solutions optimized for performance and energy efficiency," said S. "Sundi" Sundaresh, President and Chief Executive Officer of Adaptec.

Business Outlook

Actual results may vary depending on a number of factors including challenging economic conditions and timing of the Company's revenue transitions. For the first quarter of fiscal 2010, net revenues are projected to be between $20 million and $23 million. GAAP loss per share is projected to be in the range of $(0.03) to $(0.05). Non-GAAP loss per share is projected to be in a range of $(0.01) to $(0.03). Operating cash flows are expected to be slightly negative.

Non-GAAP Financial Information

The non-GAAP results for all periods presented differ from results measured under GAAP as they exclude stock-based compensation expense, expense associated with the management liquidation pool established in connection with the Aristos Logic Corporation transaction, amortization of acquisition-related intangible assets, restructuring costs, impairment of goodwill, gain on extinguishment of debt and marketable equity securities, other specified charges or gains, tax differences due to GAAP versus non-GAAP measurements and certain items related to discontinued operations. A complete reconciliation between GAAP and non- GAAP information referred to in this release is provided in the attached tables at the end of this press release in the section "Use of Non-GAAP Financial Measures."

Conference Call

The Adaptec fourth quarter fiscal 2009 earnings conference call is scheduled for 2:00 p.m. Pacific Time on May 7, 2009. Individuals may participate via webcast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay of the teleconference will be available through May 14, 2009 by calling (888) 203-1112 in the U.S. or (719) 457-0820 internationally and referencing reservation number 9412409.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec's software and hardware-based solutions are delivered through leading original equipment manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, and medium and small businesses worldwide. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of Adaptec, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward- looking statements. These risks include: general economic conditions; that if we do not meet our restructuring objectives, we may have to continue to implement additional plans in order to reduce our operating costs; achieving necessary support from the contract manufacturers to which we have outsourced manufacturing, assembly and packaging of our products; retaining key management; Adaptec's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended December 26, 2008 on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward-looking information that is included in this release.

Adaptec is a registered trademark in the United States and other countries. Other product and Company names are trademarks or registered trademarks of their respective owners.

###

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations
(unaudited)

                                               Three-Month Period Ended            Twelve-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                        March 31,     December 26,    March 31,      March 31,      March 31,
                                         2009             2008         2008           2009           2008
                                     -------------  -------------  -------------  -------------  -------------
                                                              (in thousands, except per share amounts)

Net revenues                        $      23,411  $      28,205  $      35,588  $     114,774  $     145,501
Cost of revenues                           13,204         17,062         19,106         65,413         88,925
                                     -------------  -------------  -------------  -------------  -------------
Gross profit                               10,207         11,143         16,482         49,361         56,576
                                     -------------  -------------  -------------  -------------  -------------
Operating expenses:
   Research and development                 8,382          7,781          6,824         26,929         33,966
   Selling, marketing
      and administrative                    7,357          9,388         11,682         34,995         50,432
   Amortization of acquisition-
      related intangible assets               325            325            631            758          2,535
   Restructuring charges                    1,923            930            613          6,092          6,273
   Goodwill impairment                     16,947             --             --         16,947             --
   Other charges (gains), net                  --             --          2,205             --         (3,594)
                                     -------------  -------------  -------------  -------------  -------------
      Total operating expenses             34,934         18,424         21,955         85,721         89,612
                                     -------------  -------------  -------------  -------------  -------------
Loss from continuing operations           (24,727)        (7,281)        (5,473)       (36,360)       (33,036)
Interest and other income, net              5,930          3,574          7,979         21,008         31,335
Interest credit (expense)                     230           (142)          (872)        (1,229)        (3,646)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
   operations before income taxes         (18,567)        (3,849)         1,634        (16,581)        (5,347)
Provision for (benefit from) income taxes  (1,236)        (3,939)           315         (2,605)            25
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
      operations, net of taxes            (17,331)            90          1,319        (13,976)        (5,372)
                                     -------------  -------------  -------------  -------------  -------------
Discontinued operations:
   Loss from discontinued
      operations, net of taxes                 --           (207)        (1,398)          (941)        (4,722)
   Gain (loss) on disposal of
      discontinued operations,
      net of taxes                            122         (1,189)           623          4,727            479
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from discontinued
   operations, net of taxes                   122         (1,396)          (775)         3,786         (4,243)
                                     -------------  -------------  -------------  -------------  -------------
Net income (loss)                   $     (17,209) $      (1,306) $         544  $     (10,190) $      (9,615)
                                     =============  =============  =============  =============  =============

Income (loss) per common share:
    Basic
        Continuing operations       $       (0.14) $        0.00  $        0.01  $       (0.12) $       (0.05)
        Discontinued operations     $        0.00  $       (0.01) $       (0.01) $        0.03  $       (0.04)
        Net income (loss)           $       (0.14) $       (0.01) $        0.00  $       (0.09) $       (0.08)
    Diluted
        Continuing operations       $       (0.14) $        0.00  $        0.01  $       (0.12) $       (0.05)
        Discontinued operations     $        0.00  $       (0.01) $       (0.01) $        0.03  $       (0.04)
        Net income (loss)           $       (0.14) $       (0.01) $        0.00  $       (0.09) $       (0.08)

Shares used in computing
   income (loss) per share:
    Basic                                 119,961        120,231        119,163        119,767        118,613
    Diluted                               119,961        120,473        119,887        119,767        118,613

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides enhance the ability of the investment community to review the Company's results and projections.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures presented by the Company may be different than the non-GAAP financial measures presented by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

The Company excludes the following expenses, gains and losses from its non-GAAP financial measures, when applicable:

Stock-based compensation expense: Stock-based compensation expense consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period- over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

Management liquidation pool: The management liquidation pool of $5.6 million was included as part of the total consideration to acquire Aristos Logic Corporation. Under the merger agreement, the Company paid $3.2 million upon closing the merger transaction. The remaining $2.4 million is payable within twelve months from the acquisition date, to certain employees of the acquired company, contingent upon their continued employment with the Company. The Company excludes expenses associated with the management liquidation pool as these payments were instituted as a component of the acquisition process and do not reflect the Company's ongoing business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, customer relationships and backlog that were acquired from prior acquisitions. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangible assets in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense. The amortization of acquisition-related intangible assets for core and existing technologies and backlog from the Company's acquisition of Aristos Logic Corporation is being reflected as cost of revenues, while the amortization of acquisition- related intangible assets for customer relationships is being reflected as part of operating expenses.

Restructuring charges, other charges (gains), net, and impairment of goodwill: Restructuring charges primarily relate to activities engaged in by the Company's management to simplify its infrastructure. Other charges (gains), net, primarily relate to an impairment of acquisition-related intangible assets from a prior acquisition and a gain on sale of long-lived assets. Restructuring charges, other charges (gains), net, and impairment of goodwill, are excluded from non-GAAP financial measures because they are not considered to be part of core operating activities and the occurrence of such costs is infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, individual event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company's period-over-period operating results. In addition, the Company excludes impairment of goodwill, including the impairment of acquisition-related intangible assets recorded as part of other charges (gains), net, from non-GAAP financial measures because such charges are a non-cash measurement that do not reflect the Company's ongoing business.

Gain on extinguishment of debt and sale of marketable equity securities: The gain on extinguishment of debt relates to repurchases of the Company's 3/4% convertible notes in the open market. The gain on marketable equity securities relates to the sale of shares of a publically traded company in the open market due to the planned merger between the publically traded company and another company announced in February 2009. The gain on extinguishment of debt and sale of marketable equity securities are excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that these activities are reflective of gains and losses customarily incurred in the management of its cash resources.

Income taxes: Income taxes relates to incremental income taxes associated with certain non- GAAP items and tax provisions and refunds from certain discrete tax events that occurred during fiscal 2009.

Discontinued operations: Discontinued operations relates to the sale of the Snap Server NAS business. Certain items from discontinued operations are excluded from non-GAAP financial measures, which include the gain (loss) on disposal of discontinued operations and certain expenses discussed above related to stock-based compensation, amortization of acquisition-related related intangible assets and income taxes. The gain (loss) on disposal of discontinued operations is excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that this activity is reflective of gains and losses customarily incurred in the management of its cash resources.

Adaptec, Inc.
Reconciliation of GAAP to Non-GAAP Results
(unaudited)

                                               Three-Month Period Ended            Twelve-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                        March 31,     December 26,    March 31,      March 31,      March 31,
                                         2009             2008         2008           2009           2008
                                     -------------  -------------  -------------  -------------  -------------
                                                                   (in thousands)

GAAP gross profit                   $      10,207  $      11,143  $      16,482  $      49,361  $      56,576
   Stock-based compensation expense            78             83            100            382            380
   Amortization of acquisition-
      related intangible assets               940          1,166             --          2,533             --
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP gross profit               $      11,225  $      12,392  $      16,582  $      52,276  $      56,956
                                     =============  =============  =============  =============  =============

GAAP income (loss) from continuing
   operations, net of taxes         $     (17,331) $          90  $       1,319  $     (13,976) $      (5,372)
   Stock-based compensation expense         1,050            942          1,787          3,159          5,999
   Management liquidation pool                710          1,002             --          2,044             --
   Amortization of acquisition-
      related intangible assets             1,265          1,491            631          3,291          2,535
   Restructuring charges                    1,923            930            613          6,092          6,273
   Goodwill impairment                     16,947             --             --         16,947             --
   Other charges (gains), net                  --             --          2,205             --         (3,594)
   Gain on extinguishment of debt              --           (360)            --         (1,643)            --
   Gain on sale of marketable
      equity securities                    (2,255)            --             --         (2,255)            --
   Income taxes                              (930)        (3,985)            90         (3,329)          (207)
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP income from continuing
      operations, net of taxes      $       1,379  $         110  $       6,645  $      10,330  $       5,634
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes, net of taxes        --             --            743             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP income from
   continuing operations, net of taxes
   -used only to calculate
   diluted earnings per share       $       1,379  $         110  $       7,388  $      10,330  $       5,634
                                     =============  =============  =============  =============  =============

GAAP net income (loss)              $     (17,209) $      (1,306) $         544  $     (10,190) $      (9,615)
   Stock-based compensation expense         1,050            942          1,787          3,159          5,999
   Management liquidation pool                710          1,002             --          2,044             --
   Amortization of acquisition-
      related intangible assets             1,265          1,491            631          3,291          2,535
   Restructuring charges                    1,923            930            613          6,092          6,273
   Goodwill impairment                     16,947             --             --         16,947             --
   Other charges (gains), net                  --             --          2,205             --         (3,594)
   Gain on extinguishment of debt              --           (360)            --         (1,643)            --
   Gain on sale of marketable
      equity securities                    (2,255)            --             --         (2,255)            --
   Income taxes                              (930)        (3,985)            90         (3,329)          (207)
   Loss (income) from discontinued
      operations, net of taxes               (122)         1,189           (131)        (4,496)           664
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP net income (loss)          $       1,379  $         (97) $       5,739  $       9,620  $       2,055
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes, net of taxes        --             --            743             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP net income (loss)
   -used only to calculate
   diluted earnings per share       $       1,379  $         (97) $       6,482  $       9,620  $       2,055
                                     =============  =============  =============  =============  =============

Shares used in computing
   income (loss) per share:
    Basic - GAAP and Non-GAAP             119,961        120,231        119,163        119,767        118,613

    Diluted - GAAP                        119,961        120,473        119,887        119,767        118,613
        Employee options and awards           301             --             --            592            696
        3/4% convertible notes                 51             --         19,224             --             --
                                     -------------  -------------  -------------  -------------  -------------
    Diluted - Non-GAAP                    120,313        120,473        139,111        120,359        119,309
                                     =============  =============  =============  =============  =============

Adaptec, Inc.
Summary Balance Sheet and Cash Flow Data
 (unaudited)

                                                                                           As of
                                                                 ----------------------------------------------------------
Balance Sheet Data                                                 March 31, 2009    December 26, 2008     March 31, 2008
---------------------------------------------------------------  ------------------  ------------------  ------------------
                                                                                       (in thousands)
Cash, cash equivalents and marketable securities                $          376,592  $          371,213  $          626,216
Accounts receivable, net                                                    11,735              16,613              23,204
Inventories                                                                  4,095               7,007               9,926
Goodwill and other intangible assets, net                                   19,748              37,960                  --
Other assets                                                                37,937              43,593              40,741
                                                                 ------------------  ------------------  ------------------
     Total assets                                               $          450,107  $          476,386  $          700,087
                                                                 ==================  ==================  ==================

Current liabilites, excluding current portion
     of convertible notes                                       $           23,779  $           30,424  $           31,439
Current portion of convertible notes                                           474               2,005             225,321
Other long-term obligations                                                 14,974              15,101              19,231
Stockholders' equity                                                       410,880             428,856             424,096
                                                                 ------------------  ------------------  ------------------
     Total liabilities and stockholders' equity                 $          450,107  $          476,386  $          700,087
                                                                 ==================  ==================  ==================

                                                                                     Three-Month Period Ended
                                                                 ----------------------------------------------------------
Cash Flow Data                                                     March 31, 2009    December 26, 2008     March 31, 2008
---------------------------------------------------------------  ------------------  ------------------  ------------------
                                                                                       (in thousands)
Net income (loss)                                               $          (17,209) $           (1,306) $              544
Less: income (loss) from discontinued operations, net of taxes                 122              (1,396)               (775)
                                                                 ------------------  ------------------  ------------------
Income (loss) from continuing operations, net of taxes                     (17,331)                 90               1,319
Adjustments to reconcile income (loss) from continuing
     operations, net of taxes, to net cash provided by
    (used in) operating activites:
     Non-cash P&L items:
       Stock-based compensation expense                                      1,050                 942               1,787
       Inventory-related charges                                               243               1,276                 411
       Depreciation and amortization                                         2,324               2,488               1,712
       Impairment of goodwill                                               16,947                  --                  --
       Impairment of long-lived assets                                          --                  --               2,205
       Gain on sale of marketable equity securities                         (2,255)                 --                  --
       Gain on extinguishment of debt                                           --                (360)                 --
       Other items                                                             286                  --                 484
     Changes in assets and liabilities                                       3,375              (8,379)             14,819
                                                                 ------------------  ------------------  ------------------
Net cash provided by (used in) operating activities
     of continuing operations                                                4,639              (3,943)             22,737
Net cash provided by (used in) operating activities
     of discontinued operations                                                 --                (207)              2,776
                                                                 ------------------  ------------------  ------------------
Net cash provided by (used in) operating activities             $            4,639  $           (4,150) $           25,513
                                                                 ==================  ==================  ==================

Other significant cash flow activities:
     Repurchase of 3/4% Notes                                               (1,535)            (84,522)                 --
     Repurchase of common stock                                             (2,401)                 --                  --

Adaptec, Inc.
Guidance, including GAAP to Non-GAAP Loss Per Share Reconciliation
 (unaudited)

                                                                                    Three-Month Period Ended
Guidance                                                                                  July 3, 2009
---------------------------------------------------------------                  ------------------------------

Revenue                                                                          $20.0 million - $23.0 million
                                                                                 ==============================
GAAP diluted loss per share                                                            $(0.03) - $(0.05)
Stock-based compensation expense                                                             $0.01
Management liquidation pool                                                                  $0.00
Amortization of acquisition-related intangible assets                                        $0.01
                                                                                 ------------------------------
Non-GAAP diluted loss per share                                                        $(0.01) - $(0.03)
                                                                                 ==============================